Exhibit 10.1

Execution Version

COLLATERAL AGREEMENT

made by

SCIENTIFIC GAMES CORPORATION,

as Holdings,

SCIENTIFIC GAMES INTERNATIONAL, INC.,

as the Issuer,

and the Subsidiary Guarantors party hereto

in favor of

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Collateral Agent

Dated as of November 21, 2014

TABLE OF CONTENTS

		Page

SECTION 1.

DEFINED TERMS

1.1	Definitions	1
1.2	Other Definitional Provisions	5

SECTION 2.

[RESERVED]

SECTION 3.

GRANT OF SECURITY INTEREST

3.1	Grant of Security Interests	6
3.2	Intercreditor Relations	7

SECTION 4.

REPRESENTATIONS AND WARRANTIES

4.1	Representations	8
4.2	Title; No Other Liens	8
4.3	Perfected Liens	8
4.4	Names; Jurisdiction of Organization; Chief Executive Office	8
4.5	Pledged Securities	8
4.6	Intellectual Property	9
4.7	Commercial Tort Claims	9

SECTION 5.

COVENANTS

5.1	Covenants in Indenture	10
5.2	Pledged Stock	10
5.3	[Reserved]	10
5.4	Maintenance of Perfected Security Interest; Further Documentation	10
5.5	Investment Property	10
5.6	[Reserved]	11
5.7	Perfection Exclusions	11
5.8	Additional Actions	11
5.9.	Intellectual Property	11

SECTION 6.

REMEDIAL PROVISIONS

6.1	[Reserved]	11
6.2	Communications with Grantors; Grantors Remain Liable	12
6.3	Pledged Securities	12
6.4	Intellectual Property	13
6.5	Proceeds to be Turned Over To Collateral Agent	14
6.6	Application of Proceeds	14
6.7	Code and Other Remedies	15
6.8	Sale of Pledged Stock	16
6.9	Deficiency	16

SECTION 7.

THE COLLATERAL AGENT

7.1	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	16
7.2	Duty of Collateral Agent	18
7.3	Financing Statements	18
7.4	Authority of Collateral Agent	19

SECTION 8.

MISCELLANEOUS

8.1	Amendments in Writing	19
8.2	Notices	19
8.3	No Waiver by Course of Conduct; Cumulative Remedies; Enforcement	19
8.4	Enforcement Expenses; Indemnification	20
8.5	Successors and Assigns	20
8.6	Counterparts	20
8.7	Severability	20
8.8	Section Headings	20
8.9	Integration	20
8.10	GOVERNING LAW	21
8.11	Submission To Jurisdiction; Waivers	21
8.12	Acknowledgements	21
8.13	Additional Guarantors and Grantors	22
8.14	Releases	22
8.15	Additional Pari Passu Lien Obligations	23
8.16	The Collateral Agent	23
8.17	WAIVER OF JURY TRIAL	27
8.18	Force Majeure	27
8.19	USA PATRIOT ACT	28
8.20	No Discretion	28
8.21	Concerning the Collateral Agent	28
8.22	Compliance with Gaming Laws	28

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property

ii

Schedule 3	Filings and Other Actions Required to Perfect Security Interests
Schedule 4	Legal Name and Jurisdictions of Organization
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims

ANNEXES

Annex I	Assumption Agreement
Annex II	Acknowledgement and Consent
Annex III	[Reserved]
Annex IV	Global Intercompany Note
Annex V	Additional Pari Passu Joinder Agreement

iii

COLLATERAL AGREEMENT

COLLATERAL AGREEMENT, dated as of November 21, 2014, made by each of the signatories hereto, in favor of Deutsche Bank Trust Company Americas, as Collateral Agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as hereinafter defined).

W I T N E S S E T H:

WHEREAS, pursuant to the indenture dated as of November 21, 2014 between SGMS Escrow Corp., a Delaware corporation as escrow issuer (to be merged with and into Scientific Games International, Inc.) and Deutsche Bank Trust Company Americas, a New York Banking Corporation, as trustee (the “Trustee”), as supplemented by the supplemental indenture, dated as of November 21, 2014 (as amended, waived, supplemented or otherwise modified from time to time, the “Indenture”), among Scientific Games International, Inc., a Delaware corporation (the “Issuer”), Scientific Games Corporation, a Delaware corporation, as parent guarantor (“Holdings”), the Subsidiary Guarantors from time to time party thereto (each of the foregoing including the Issuer and Holdings individually a “Grantor,” and, collectively, the “Grantors”), and the Trustee, the Issuer is issuing $950,000,000 aggregate principal amount of 7.000% Senior Secured Notes due 2022 (together with any Additional Securities issued under the Indenture, the “Notes”);

WHEREAS, the Issuer is a member of an affiliated group of companies that includes each other Grantor (as defined below);

WHEREAS, each Grantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Indenture, the Notes and any Additional Pari Passu Agreement and each is, therefore, willing to enter into this Agreement;

WHEREAS, it is a condition precedent to the release of the escrowed funds constituting proceeds from issuance of the Notes that the Grantors shall have executed and delivered this Agreement and all other applicable Security Documents (as defined below) to the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties; and

WHEREAS, from time to time after the date hereof, the Issuer may, subject to the terms and conditions of the Indenture and the Security Documents, incur Additional Pari Passu Lien Obligations (including Additional Securities issued under the Indenture), that the Issuer desires to secure by the Collateral on a pari passu basis with the Notes as further provided under the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent to enter into the Indenture and the Holders to purchase the Notes, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.

DEFINED TERMS

1.1                       Definitions.

(a)                         Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture, and the following terms are used herein as defined in the New York UCC: “Accession”, “Account”, “As-Extracted Collateral”, “Certificated

Security”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Document”, “Equipment”, “Farm Products”, “Fixtures”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Letter-of-Credit Right”, “Securities Account”, “Securities Intermediary”, “Security” and “Uncertificated Security”.

(b)                           The following terms shall have the following meanings:

“Additional Pari Passu Agent”: the Person appointed to act as trustee, agent or representative for the holders of Permitted Additional Pari Passu Obligations pursuant to any Additional Pari Passu Agreement, and any permitted successors or assigns or replacement therefor.

“Additional Pari Passu Agreement”: the indenture, credit agreement or other agreement under which any Additional Pari Passu Lien Obligations (other than Additional Securities) are incurred and any notes or other instruments or agreements representing such Additional Pari Passu Lien Obligations.

“Additional Pari Passu Debt Documents”: any document, agreement or instrument executed and delivered with respect to any Additional Pari Passu Lien Obligations.

“Additional Pari Passu Joinder Agreement”: an agreement substantially in the form of Annex V hereto.

“Additional Pari Passu Lien Obligations”: Indebtedness of the Grantors incurred or issued following the date of this Agreement to the extent (1) such Indebtedness is not prohibited by the terms of the Indenture and each then extant Additional Pari Passu Agreement from being secured by Liens on the Collateral ranking pari passu with the Liens securing the Notes Obligations, (2) such Indebtedness or other obligations constitute “Permitted Additional Pari Passu Obligations” as defined in the Indenture, and (3) such Indebtedness has been designated as such pursuant to Section 8.16 and the Additional Pari Passu Agent for the holders of such Indebtedness has executed and delivered to the Collateral Agent the Additional Pari Passu Joinder Agreement, and shall include all other obligations and liabilities owing or due under the Additional Pari Passu Agreement governing such Indebtedness, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with such Additional Pari Passu Agreement or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, guarantees, costs, expenses or otherwise (including, without limitation, all interest, fees and amounts accruing on or after the commencement of any insolvency or bankruptcy proceeding relating to any Grantor whether or not allowed or allowable in such insolvency or bankruptcy proceeding).

“Agreement”: this Collateral Agreement, as the same may be amended, waived, supplemented or otherwise modified from time to time.

“Collateral”: as defined in Section 3.1.

“Collateral Account”: any collateral account established by the Collateral Agent as provided in Section 6.5.

“Copyright Licenses”: with respect to any Grantor, all United States written license agreements, now or hereafter in effect, naming such Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5), granting any right under any Copyright, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell, and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Copyrights”: (i) with respect to any Grantor, all of such Grantor’s copyrights arising under the laws of the United States, whether as author, assignee or transferee, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, in each case, owned by such Grantor in its own name, including, without limitation, all registrations, recordings, supplemental registrations and pending applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Custodial Agent”: as defined in Section 8.22(b).

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Event of Default”: “Event of Default” as defined in the Indenture or in any Additional Pari Passu Agreement.

“Excluded Collateral”: as defined in Section 3.1.

“Grantors”: the collective reference to each signatory hereto (other than the Collateral Agent) together with any other entity that may become a party hereto as provided in Section 8.14.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2), the Indenture, the Notes or any other Security Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all interest, fees and amounts accruing on or after the commencement of any insolvency or bankruptcy proceeding relating to any Grantor whether or not allowed or allowable in such insolvency or bankruptcy proceeding and all reasonable fees and disbursements of counsel to the Collateral Agent or to the other Secured Parties that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Security Document).

“Guarantors”: the collective reference to Holdings and the Subsidiary Guarantors that may become a party hereto as provided herein.

“Intellectual Property”: with respect to any Grantor, the collective reference to such Grantor’s rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, trade names, domain names, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Excluded Collateral) and (ii) whether or not constituting “investment property” as so defined, all Pledged Securities.

“Issue Date”: November 21, 2014.

“Issuer”: as defined in the preamble hereto.

“Nevada Gaming Authorities”: as defined in Section 8.22(a).

“Nevada Gaming Laws”: as defined in Section 8.22(a).

“New York UCC”: the Uniform Commercial Code from time to time in effect in the State of New York.

“Notes Obligations”: the collective reference to the unpaid principal of and interest on the Notes (including, for the avoidance of doubt, any Additional Securities) and all other obligations and liabilities of the Grantors to the Trustee, the Collateral Agent or any other Holder, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, in each case, which may arise under, out of, or in connection with, the Indenture, the Notes, this Agreement, the other Security Documents or any other document made, delivered or given in connection therewith, in each case whether on account of principal, premium, interest, reimbursement obligations, fees, indemnities, guarantees, costs, expenses or otherwise (including, without limitation, all interest, fees and amounts accruing on or after the commencement of any insolvency or bankruptcy proceeding relating to any Grantor whether or not allowed or allowable in such insolvency or bankruptcy proceeding and all reasonable fees and disbursements of counsel to the Trustee, to the Collateral Agent or to the Holders that are required to be paid by any Grantor pursuant to the terms of any of the foregoing agreements) ; provided that with respect to any Notes, other than the Notes issued on the Issue Date, the Grantors shall have complied with Section 8.16.

“Obligations”: the collective reference to the Guarantor Obligations, the Notes Obligations and the Additional Pari Passu Lien Obligations.

“Patent License”: with respect to any Grantor, all United States written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, owned by a Grantor or that any Grantor otherwise has right to license, including, without limitation, any of the foregoing referred to in Schedule 5, subject, in each case, to the terms of such license agreements, and the right to make, use, prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Patents”: with respect to any Grantor, all of such Grantor’s (i) letters patent of the United States, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) applications for letters patent of the United States, including, without limitation, registrations, recordings and pending applications in the United States Patent and Trademark Office, and all continuations, divisions, continuations-in-part or renewals thereof, and the inventions disclosed or claimed therein, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) rights to obtain any reissues or extensions of the foregoing, in each case, owned by such Grantor in its own name.

“Pledged Notes”: (a) all promissory notes listed on Schedule 2, (b) all Intercompany Notes at any time issued to any Grantor in excess of $7,500,000 and all other promissory notes issued to or held by any Grantor in excess of $7,500,000 (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business) and (c) the Global Intercompany Note in substantially the form of Annex IV.

“Pledged Securities”: the collective reference to the Pledged Notes and the Pledged Stock.

“Pledged Stock”: the collective reference to (i) the shares of Capital Stock listed on Schedule 2 and (ii) any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect other than Excluded Collateral.

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties” means, collectively, the Collateral Agent, the Trustee, the Holders of the Notes, each Additional Pari Passu Agent and other holders of Obligations.

“Securities Act”: the Securities Act of 1933, as amended.

“Security Documents”: the collective reference to this Agreement, and all other security documents (including any Mortgages) hereafter delivered to the Collateral Agent purporting to grant a Lien on any property of the Issuer, Holdings or any Subsidiary Guarantor to secure the Obligations.

“Trademark License”: with respect to any Grantor, all United States written license agreements, now or hereafter in effect, providing for the grant by or to such Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5, subject, in each case, to the terms of such license agreements, and the right to prepare for sale, sell and advertise for sale, all Inventory now or hereafter covered by such licenses.

“Trademarks”: with respect to any Grantor, all of such Grantor’s (i) trademarks, trade names, corporate names, company names, business names, domain names, fictitious business names, trade dress, trade styles, service marks, domain names, logos and other source or business identifiers, designs and general intangibles of like nature, and all goodwill associated therewith or symbolized thereby, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States or any State thereof, and all United States common-law rights related thereto owned by such Grantor in its own name, including, without limitation, any of the foregoing referred to in Schedule 5 and (ii) the right to obtain all renewals thereof.

1.2                       Other Definitional Provisions.

(a)                         Section 1.03 of the Indenture shall apply herein mutatis mutandis. The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)                         The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)                          Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.

[RESERVED]

SECTION 3.

GRANT OF SECURITY INTEREST

3.1                       Grant of Security Interests. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the payment or performance, as the case may be (whether at the stated maturity, by acceleration or otherwise), of the Obligations:

(a)                                all Accounts;

(b)                                all cash, Cash Equivalents and Deposit Accounts;

(c)                                 all Chattel Paper;

(d)                                all Commercial Tort Claims described on Schedule 6 (as such schedule may be supplemented from time to time pursuant to Section 8.14(b));

(e)                                 all Documents;

(f)                                  all Equipment;

(g)                                 all Fixtures;

(h)                                all General Intangibles, including contract rights;

(i)                                    all Instruments, including the Pledged Notes;

(j)                                   all Intellectual Property;

(k)                                all Inventory;

(l)                                    all Investment Property, including the Pledged Stock and Securities Accounts;

(m)                            all Letter-of-Credit Rights;

(n)                                all other Goods;

(o)                                all books and records pertaining to the Collateral; and

(p)                                 to the extent not otherwise included, all Proceeds and products of any of the Collateral and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 3.1, this Agreement shall not constitute a grant of a security interest in, and Collateral shall not include, (i) any leasehold interest in real property (and any Fixtures relating thereto) and any Fixtures relating to any owned real property to the extent that the Collateral Agent is not entitled to a security interest with respect to such owned real property under the terms of the Indenture; (ii) motor vehicles and other assets subject to certificates of title; (iii) pledges and security interests prohibited by any Requirement of Law of a Governmental Authority; (iv) Capital Stock in any person other than wholly owned Restricted Subsidiaries to the extent (A) not permitted by the terms of such person’s organizational or joint venture documents or (B) that the grant of a security interest therein would require the consent of any Person who owns such Capital Stock (other than Holdings or any of its Affiliates) which consent has not been obtained; (v) assets to the extent a security interest in such assets would result in material adverse tax consequences (including as a result of the operation of Section 956 of the IRS Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Issuer and communicated in writing delivered to the Trustee and Collateral Agent; provided that any failure to deliver such writing shall not affect the effectiveness or validity of such exclusion; (vi) any lease, license or other agreement, any asset embodying rights, priorities or privileges granted under such leases, licenses or agreements, or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate, breach or invalidate such lease, license or agreement or purchase money arrangement or create a right of acceleration, modification, termination or cancellation in favor of any other party thereto (other than any Grantor) after giving effect to the applicable anti-assignment provisions of the New York UCC other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the New York UCC notwithstanding such prohibition; (vii) those assets as to which the Collateral Agent and the Issuer reasonably agree that the cost of obtaining such a security interest or perfection thereof is excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby; (viii) in excess of 65% of the voting Capital Stock of (A) any Foreign Subsidiaries or (B) any Foreign Subsidiary Holding Company; (ix) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the New York UCC; and (x) “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act has been filed and accepted (the foregoing described in clauses (i) through (x) are, collectively, the “Excluded Collateral”).

3.2                               Intercreditor Relations. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of such Intercreditor Agreement shall govern and control as among the Collateral Agent, on the one hand, and any other secured creditor (or agent therefor) party thereto, on the other hand. In the event of any such conflict, each Grantor may act (or omit to act) in accordance with the Intercreditor Agreement and shall not be in breach, violation or default of its obligations hereunder by reason of doing so. Prior to the Discharge of Credit Facility Obligations (as defined in the Intercreditor Agreement), any requirement hereunder to deliver any Collateral to the Collateral Agent shall be deemed satisfied by delivery thereof to the Credit Facility Agent.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Secured Parties to enter into the Indenture and the other Security Documents and to induce the Holders to purchase the Notes, each Guarantor and each Grantor hereby represents and warrants with respect to itself to each of the Collateral Agent and each other Secured Party that:

4.1                               Representations. In the case of each Guarantor, the representations and warranties set forth in Sections 4.1, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.23 and 4.24 of the Credit Agreement (whether or not in effect) to the extent they refer to such Guarantor or to the Security Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and each of the Collateral Agent and each other Secured Party shall be entitled to rely on each of them as if they were fully set forth herein; provided that each reference in each such representation and warranty to the Issuer’s knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor’s knowledge; provided, further, that for purposes of this Section 4.1, each reference in such representation and warranty (i) to the Loan Documents shall be deemed to be a reference to the Note Documents, (ii) to the Administrative Agent shall be deemed to be a reference to the Trustee, (iii) to the collateral agent under the Credit Agreement shall be deemed to be a reference to the Collateral Agent and (iv) to the Loans shall be deemed to be a references to the Notes.

4.2                               Title; No Other Liens. Except as otherwise permitted by Section 4.14 of the Indenture, such Grantor owns or has rights in each item of the Collateral free and clear of any and all Liens. Except as otherwise permitted under Section 4.14 of the Indenture, no financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office except financing statements that have been filed without the consent of the Grantor.

4.3                               Perfected Liens. The security interests granted pursuant to this Agreement constitutes valid security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations, enforceable against each applicable Grantor in accordance with the terms hereof and (a) upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and/or duly executed form) will constitute valid, perfected and enforceable security interests (to the extent perfection is required hereby) in all of the Collateral in favor of the Collateral Agent, for the ratable benefit of the Collateral Agent and the Secured Parties, as collateral security for such Grantor’s Obligations, and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Indenture.

4.4                               Names; Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s full and correct legal name, type of organization, jurisdiction of organization and identification number from the jurisdiction of organization (if any) and location of such Grantor’s chief executive office are specified on Schedule 4

4.5                               Pledged Securities. (a) On the date hereof, the shares of Pledged Stock pledged by such Grantor hereunder:

(i)                                with respect to the shares of Pledged Stock issued by the Issuer and any other Restricted Subsidiary, have been duly authorized, validly issued and are fully paid and non-assessable, to the extent such concepts are applicable; and

(ii)                                  constitute (A) in the case of shares of a Domestic Subsidiary (other than a Foreign Subsidiary Holding Company), all the issued and outstanding shares of all classes of the Capital Stock of each Issuer directly owned by such Grantor and (B) in the case of any Pledged

Stock constituting Capital Stock of any class of any Foreign Subsidiary or Foreign Subsidiary Holding Company, 65% of the outstanding voting Capital Stock of such class and all the non-voting Capital Stock of such class of each relevant Issuer owned directly by such Grantor.

(b)                                 [Reserved.]

(c)                                  Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of any other Person, except the security interest created by this Agreement and Liens permitted by the Indenture.

(d)                                 Each Grantor represents and warrants that in the case of the Pledged Securities described in this Agreement (other than Excluded Collateral) all stock certificates or notes, as applicable, representing such Pledged Securities in existence on the date hereof have been delivered to the Collateral Agent or the Credit Facility Agent (as defined in the Intercreditor Agreement) together with any proper endorsements executed in blank and upon completion of such delivery and such other actions have been taken with respect to the Pledged Securities of Foreign Subsidiaries as are required under the applicable Law of the jurisdiction of organization of the applicable Foreign Subsidiary (it being understood that no such actions under applicable Law of the jurisdiction of organization of the applicable Foreign Subsidiary shall be required by any Loan Document), subject to the Intercreditor Agreement, the Collateral Agent shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Grantors in such Collateral (including any proceeds of any item of Collateral) (to the extent a security interest in such Collateral can be perfected through the delivery of the Pledged Securities required to be delivered on the Closing Date).

4.6                               Intellectual Property.

(a)                                 Schedule 5 lists all material Copyright registrations, material Copyright Licenses, material Trademark applications and registrations, material Trademark Licenses, material Patent applications and material Patents and material Patent Licenses of such Grantor on the date hereof. On the date hereof, all material Intellectual Property of such Grantor, including, without limitation, the material Intellectual Property described on Schedule 5, is subsisting, valid, unexpired and enforceable, and has not been abandoned.

(b)                                 No outstanding holding, decision or judgment has been rendered by any Governmental Authority that would impair the validity of any Intellectual Property in any respect that would reasonably be expected to have a Material Adverse Effect.

4.7                               Commercial Tort Claims. Schedule 6 sets forth a true and complete list, with respect to such Grantor, of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by such Grantor, seeking damages in an amount reasonably estimated to exceed $7,500,000, including a summary description of such claim.

SECTION 5.

COVENANTS

Each Guarantor and each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that subject to Section 8.15(b), from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1                               Covenants in Indenture. In the case of each Guarantor, to the extent applicable, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Restricted Subsidiaries.

5.2                               Pledged Stock. Subject to the terms of the Intercreditor Agreement, if any Pledged Securities or any amount in excess of $7,500,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security, Security or Chattel Paper (or, if more than $7,500,000 in the aggregate payable under or in connection with the Collateral shall become evidenced by Instruments, Certificated Securities, Securities or Chattel Paper), such Instrument, Certificated Security, Security or Chattel Paper shall be promptly delivered to the Collateral Agent indorsed in a manner reasonably satisfactory to the Collateral Agent to be held as Collateral pursuant to this Agreement.

5.3                               [Reserved].

5.4                               Maintenance of Perfected Security Interest; Further Documentation.

(a)                                 Such Grantor shall take all actions necessary or reasonably requested by the Collateral Agent to maintain the security interest created by this Agreement (to the extent required by this Agreement) as a security interest having at least the perfection and priority described in Section 4.2, and , for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, subject in each case to Liens permitted by Section 4.14 of the Indenture and to the rights of such Grantor under the Security Documents to dispose of the Collateral.

(b)                                 [Reserved]

(c)                                  [Reserved]

(d)                                 Changes in Name, etc. Such Grantor shall provide prompt written notice to the Collateral Agent and within the required statutory period file all additional financing statements and other documents necessary to maintain the validity, perfection and priority of the security interests provided for herein at all times following any change in such Grantor’s (i) legal corporate or organizational name (ii) organizational form or jurisdiction of organization, (iii) location of chief executive office or (iv) organizational identification number, if any. In connection with any such change, each Grantor shall have taken all action necessary to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable.

5.5                               Investment Property.

(a) In the case of each Grantor which is an issuer of Pledged Securities, such issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 6.3(c) and 6.8 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 with respect to the Pledged Securities issued by it.

(b)                                 To the extent that any Pledged Security that is an Uncertificated Security becomes a Certificated Security, the applicable Grantor shall promptly deliver such certificates evidencing such Pledged Securities to the Collateral Agent together with stock powers or indorsements thereof reasonably satisfactory to the Collateral Agent.

5.6                               [Reserved].

5.7                               Perfection Exclusions. Notwithstanding anything to the contrary contained herein, no Grantor shall be required to take any actions in order to perfect the security interest granted to the Collateral Agent for the benefit of the Collateral Agent and the Secured Parties (i) with respect to notices required to be sent to account debtors or other contractual third-parties prior to the occurrence and absent the continuance of an Event of Default, (ii) under the laws of any jurisdiction outside the United States, (iii) with respect to any assets specifically requiring perfection through control (including cash, cash equivalents, deposit accounts, securities accounts or other bank accounts, but excluding Pledged Securities), other than any actions required pursuant to Section 6.5 below or (iv) with respect to Letter-of-Credit Rights and Commercial Tort Claims (except to the extent perfected through the filing of Uniform Commercial Code financing statements).

5.8                               Additional Actions. Notwithstanding anything herein to the contrary, each Grantor agrees that if it shall take any action following the Issue Date to grant, perfect or otherwise establish a Lien on and/or security interest in any of its assets or properties in favor of the Credit Facility Agent to secure the Credit Facility Obligations (as defined in the Intercreditor Agreement) under the Credit Facility Documents, then, subject to the Intercreditor Agreement, such Grantor shall, substantially concurrently therewith, take the corresponding actions in favor of the Collateral Agent in order to provide a corresponding benefit (subject to the terms of the Intercreditor Agreement) to the Collateral Agent for the benefit of the Secured Parties.

5.9.                            Intellectual Property. Each Grantor agrees that, should it obtain ownership of any Collateral consisting of Intellectual Property after the Closing Date, including any U.S. “intent-to-use” trademark application (or registration resulting therefrom) is no longer deemed excluded as part of the Collateral (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such After-Acquired Intellectual Property shall automatically become part of the Collateral subject to the terms and conditions of this Agreement with respect thereto. Each quarter, at the time of delivery of quarterly financial statements with respect to the preceding fiscal quarter pursuant to Section 4.10 of the Indenture (and in the case of the last fiscal quarter of each year, at the time of delivery of the annual financial statements pursuant to Section 4.10 of the Indenture), each Grantor shall execute and deliver to the Collateral Agent an appropriate supplemental intellectual property security agreements or instrument, with respect to all After-Acquired Intellectual Property owned by such Grantor as of the last day of the prior fiscal quarter and as of the date of such supplement or instrument which is registered or pending with, as applicable, the United States Patent and Trademark Office or the United States Copyright Office, to the extent that such After Acquired Intellectual Property is not covered by any intellectual property security agreement or instrument, and each Grantor shall, no later than 30 days from the end of such fiscal quarter, promptly file and record such intellectual property security agreement or instrument with the United States Patent and Trademark Office or the United States Copyright Office.

SECTION 6.

REMEDIAL PROVISIONS

6.1                               [Reserved]

6.2                               Communications with Grantors; Grantors Remain Liable.

(a)                                 Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default under Section 6.01of the Indenture, subject to the Intercreditor Agreement, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Collateral Agent for the benefit of the Collateral Agent and the other Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(b)                                 Anything herein to the contrary notwithstanding, each Grantor shall remain liable under the Receivables and contracts included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3                               Pledged Securities.

(a) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and other distributions paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Indenture, and to exercise all voting and corporate or other organizational rights with respect to the Pledged Securities; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which (i) would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or any other Secured Party under this Agreement or any other Security Document or the ability of the Secured Parties to exercise the same or (ii) would result in any violation of any provision of the Indenture, this Agreement or any other Security Document.

(b)                                 If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors (which notice shall not be required if an Event of Default under Section 6.01 of the Indenture shall have occurred and be continuing), (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Obligations in the order set forth in Section 6.6, and (ii) any or all of the Pledged Securities shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter during the continuance of such Event of Default exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant issuer or issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may reasonably determine), all without liability (except liabilities resulting from the gross negligence or willful misconduct of the Collateral Agent) except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing unless the Collateral Agent has given notice of its intent to exercise as set forth above.

(c)                                  Each Grantor hereby authorizes and instructs each issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) after an Event of Default has occurred and is continuing, unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Collateral Agent.

6.4                               Intellectual Property.

(a)                                 Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent such Grantor has the right to do so, subject to pre-existing rights and licenses, an irrevocable (during such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies), non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, license or sublicense any of the Intellectual Property constituting Collateral now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, provided that such nonexclusive license does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein or would not be prohibited by any Requirement of Law of a Governmental Authority. The use of such license by the Collateral Agent may be exercised, at the option of the Collateral Agent, solely upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

(b)                                 Notwithstanding anything contained herein to the contrary, but subject to the provisions of Section 4.16 of the Indenture that limit the rights of the Grantors to dispose of their property and subject to the Collateral Agent’s exercise of its rights and remedies under Section 6, the Grantors will be permitted to exploit, use, enjoy, protect, license, sublicense, assign, sell, dispose of or take other actions with respect to the Intellectual Property in the ordinary course of the business of the Grantors. In furtherance of the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall from time to time, upon the request of the respective Grantor (through the Issuer), execute and deliver any instruments, certificates or other documents, in the form so requested, that such Grantor (through the Issuer) shall have certified are appropriate in its judgment to allow it to take any action permitted above (including relinquishment of the license provided pursuant to clause (a) immediately above as to any specific Intellectual Property). Further, upon the payment in full in cash of all of the Obligations or earlier expiration of this Agreement or release of the Collateral, the Collateral Agent shall grant back to the Grantors the license granted pursuant to clause (a) immediately above. The exercise of rights and remedies under Section 6 by the Collateral Agent shall not terminate the rights of the holders of any licenses or sublicenses theretofore granted by the Grantors in accordance with the first sentence of this clause (b).

6.5                               Proceeds to be Turned Over To Collateral Agent. If an Event of Default shall occur and be continuing and the Obligations shall have been accelerated pursuant to Section 6.02 of the Indenture, at the request of the Collateral Agent, all Proceeds received by any Grantor consisting of cash, checks and other Cash Equivalents shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, subject to the Intercreditor Agreement, promptly upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required). All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in Section 6.6.

6.6                               Application of Proceeds.

(a)                                 Subject to the terms of the Intercreditor Agreement, the Collateral Agent may apply all or any part of Proceeds constituting Collateral and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations, and shall make any such application in the following order:

First, to pay incurred and unpaid reasonable, out-of-pocket fees and expenses of the Collateral Agent and the Trustee under the Indenture, the Notes and the Security Documents and of any Additional Pari Passu Agent under any Additional Pari Passu Debt Documents;

Second, to (x) the Trustee, based on the amount of Obligations then outstanding under the Indenture and the Notes, for application as provided in the Indenture and (y) each Additional Pari Passu Agent, based on the amount of Obligations then outstanding under the Additional Pari Passu Agreement pursuant to which it is acting as such, for application as provided in such Additional Pari Passu Agreement;

Third, any balance of such Proceeds remaining after the Obligations shall have been paid in full, shall be paid over to the Issuer or to whomsoever shall be lawfully entitled to receive the same.

If, despite the provisions of this Section 6.6(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 6.6(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 6.6(a).

(b)                                 Notwithstanding the foregoing, in the event of any determination by a court of competent jurisdiction with respect to any series of Additional Pari Passu Lien Obligations (other than any Notes Obligations) that (i) such series of Additional Pari Passu Lien Obligations is unenforceable under applicable law or is subordinated to any other obligations (other than another series of Obligations), (ii) such series of Additional Pari Passu Lien Obligations does not have an enforceable security interest in any of the Collateral and/or (iii) any intervening security interest exists securing any other obligations (other than another series of Obligations) on a basis ranking prior to the security interest of such series of Additional Pari Passu Lien Obligations but junior to the security interest of any other series of Obligations (any such condition referred to in the foregoing clause (i), (ii) or (iii) with respect to any series of Additional Pari Passu Lien Obligations, an “Impairment” of such series of Additional Pari Passu Lien Obligations), the results of such Impairment shall be borne solely by the holders of such series of Additional Pari Passu Lien Obligations, and the rights of the holders of such series of Additional Pari Passu Lien Obligations (including, without limitation, the right to receive distributions in respect of such series of Additional Pari Passu Lien Obligations) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of such series of Pari Passu Lien Obligations subject to such Impairment. Notwithstanding the foregoing, with respect to any Collateral for which a third party (other than a holder of another series of Obligations) has a Lien or security interest that is junior in priority to the security interest of any series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the holder of any other series of Obligations (such third party, an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Collateral or proceeds to be distributed in respect of the series of Obligations with respect to which such Impairment exists.

(c)                                  Each of the Secured Parties hereby agrees not to challenge or question in any proceeding the validity or enforceability of any Security Document (in each case as a whole or any term or provision contained therein) or the validity of any Lien or financing statement in favor of the Collateral Agent for the benefit of the Secured Parties as provided in this Agreement and the other Security Documents, or the relative priority of any such Lien.

In making the determination and allocations required by this Section 6.6, the Collateral Agent may conclusively rely upon information supplied by (i) the Trustee as to the amounts of unpaid principal and interest and other amounts outstanding with respect to the Notes Obligations and (ii) the applicable Additional Pari Passu Agent as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Additional Pari Passu Lien Obligations and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information.

6.7                               Code and Other Remedies. Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing, the Collateral Agent, on behalf of itself, the Collateral Agent and the other Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law or in equity. Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement, to the maximum extent permitted under applicable law, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or notices otherwise required by the Indenture) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived, to the maximum extent permitted under applicable law unless otherwise provided in the Indenture), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith, subject to pre-existing rights and licenses, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, stay or appraisal in any Grantor, which rights or equities are hereby waived and released. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.7, after deducting all reasonable costs and expenses of every kind actually incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with Section 6.6, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

6.8                               Sale of Pledged Stock.

(a) The Collateral Agent is authorized, in connection with any sale of any Pledged Stock pursuant to Section 6.7, to deliver or otherwise disclose to any prospective purchaser of the Pledged Stock: (i) any registration statement or prospectus, and all supplements and amendments thereto; (ii) any information and projections; and (iii) any other information in its possession relating to such Pledged Stock.

(b)                                 Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

6.9                               Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent to collect such deficiency.

SECTION 7.

THE COLLATERAL AGENT

7.1                               Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)                                 Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following (provided that anything in this Section 7.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing):

(i)                                     in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

(ii)                                  in the case of any Intellectual Property owned by such Grantor, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)                               pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)                              execute, in connection with any sale provided for in Section 6.7 or 6.8, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)                                 (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) subject to pre-existing rights and licenses, assign any Intellectual Property of such Grantor (along with the goodwill of the business to which any Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (8) subject to pre-existing rights and licenses, generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s reasonable expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

(b)                                 If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may give such Grantor written notice of such failure to perform or comply and if such Grantor fails to perform or comply within five (5) Business Days of receiving such notice (or if the Collateral Agent reasonably determines that irreparable harm to the Collateral or to the security interest of the Collateral Agent hereunder could result prior to the end of such five-Business Day period), then the Collateral Agent may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)                                  Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2                               Duty of Collateral Agent. To the extent permitted by law, the Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account. None of the Collateral Agent, any other Secured Party or any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct or that of their directors, officers, employees or agents.

7.3                               Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Collateral Agent at any time and from time to time to file or record (but the Collateral Agent shall have no duty to file or record) financing statements and other filing or recording documents or instruments with respect to the Collateral (including fixture filings, if any, and amendments) without the signature of such Grantor in such form and in such offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or any similar phrase in any such financing statements. Each Grantor agrees to provide such information as the Collateral Agent may reasonably request necessary to enable the Collateral Agent to make any such filings promptly following any such request. The Collateral Agent is authorized to file (but the Collateral Agent shall have no duty to file) with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest in each item of Intellectual Property of each Grantor included in the Collateral. Notwithstanding the foregoing authorizations, in no event shall the Collateral Agent be obligated to prepare or file any financing statements or intellectual property security agreement whatsoever, or to maintain the perfection of the security interest granted hereunder. Each Grantor agrees to prepare, record and file, at its own expense, financing statements (and continuation statements when applicable) and intellectual property security agreement (including any supplemental intellectual property security agreements or instruments covering After-Acquired Intellectual Property) with respect to the Collateral now existing or hereafter created meeting the requirements of applicable state or federal law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Collateral Agent. Neither the Trustee nor the

Collateral Agent shall be under any obligation whatsoever to file any such financing or continuation statements or to make any other filing under the UCC in connection with this Agreement. Notwithstanding anything herein or in any other Security Document to the contrary, the delivery of control agreements with respect to any Deposit Accounts, Securities Accounts and Commodities Accounts shall not be required.

7.4                               Authority of Collateral Agent.

(a)                                 Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as among the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Collateral Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

(b)                                 By acceptance of the benefits of this Agreement and any other Security Document, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (i) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Security Document, (ii) to confirm that the Collateral Agent shall have the authority to act as the agent of such Secured Party for the enforcement of any provisions of this Agreement and such other Security Documents against any Grantor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or any Grantor’s obligations with respect thereto, and (iii) to agree to be bound by the terms of this Agreement and any other Security Documents.

SECTION 8.

MISCELLANEOUS

8.1                               Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Article 9 of the Indenture and each Additional Pari Passu Agreement.

8.2                               Notices. All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.02 of the Indenture; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1 or at such other address pursuant to notice given in accordance with Section 12.02 of the Indenture and any such notice, request or demand to or upon any Additional Pari Passu Agent shall be addressed to such Additional Pari Passu Agent at its notice address set forth in the applicable Additional Pari Passu Joinder Agreement.

8.3                               No Waiver by Course of Conduct; Cumulative Remedies; Enforcement. Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law. The holders of a majority in aggregate principal amount of the Notes and of any outstanding Additional Pari Passu Obligations, voting as one class (the “Directing Creditors”), will have the right to direct the Collateral Agent to foreclose on, or exercise its other rights with respect to the Collateral (or exercise other remedies specified in any Security Document with respect to the Collateral); provided that, in the case of the Holders of the Notes, the Trustee may exercise that right on behalf of the Holders of the Notes, in accordance with the Indenture. If the Collateral Agent shall not have received appropriate instruction within 10 days of a request therefor from the Directing Creditor (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action as it shall deem to be in the best interests of the Secured Parties and the Collateral Agent shall have no liability to any Person for such action or inaction.

8.4                               Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement.

(b)                                 The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Indenture and the other Security Documents.

8.5                               Successors and Assigns. Subject to Section 8.15, this Agreement shall be binding upon the successors and permitted assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and permitted assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent except as permitted under the Indenture.

8.6                               Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy or electronic (e.g., “pdf”) transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.7                               Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8                               Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.9                               Integration. This Agreement and the other Security Documents represent the agreement of the Grantors, the Collateral Agent and the other Secured Parties with respect to the subject matter hereof and thereof.

8.10                        GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8.11                        Submission To Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)                                 submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Security Documents and any Letter of Credit to which it is a party to the exclusive general jurisdiction of the Supreme Court of the State of New York for the County of New York (the “New York Supreme Court”), and the United States District Court for the Southern District of New York (the “Federal District Court” and, together with the New York Supreme Court, the “New York Courts”), and appellate courts from either of them; provided that nothing in this Agreement shall be deemed or operate to preclude (i) the Collateral Agent from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations (in which case any party shall be entitled to assert any claim or defense, including any claim or defense that this Section 8.12 would otherwise require to be asserted in a legal action or proceeding in a New York Court), or to enforce a judgment or other court order in favor of the Collateral Agent, (ii) any party from bringing any legal action or proceeding in any jurisdiction for the recognition and enforcement of any judgment and (iii) if all such New York Courts decline jurisdiction over any person, or decline (or in the case of the Federal District Court, lack) jurisdiction over any subject matter of such action or proceeding, a legal action or proceeding may be brought with respect thereto in another court having jurisdiction;

(b)                                 consents that any such action or proceeding may be brought in the New York Courts and appellate courts from either of them, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)                                  agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)                                 agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)                                  waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.12 any special, exemplary, punitive or consequential damages (provided that such waiver shall not limit the indemnification obligations of the Grantors to the extent such special, exemplary, punitive or consequential damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 7.07 of the Indenture).

8.12                        Acknowledgements. Each Grantor hereby acknowledges that:

(a)                                 it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Security Documents to which it is a party;

(b)                                 neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Security Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)                                  no joint venture is created hereby or by the other Security Documents or otherwise exists by virtue of the transactions contemplated hereby among the Collateral Agent and the Secured Parties or among the Grantors and the Collateral Agent and the Secured Parties.

8.13                        Additional Guarantors and Grantors.

(a) Each Subsidiary of Holdings that is required to become a party to this Agreement pursuant to Section 4.21 and Section 10.17 of the Indenture or any provision of an Additional Pari Passu Agreement shall become a Guarantor and a Grantor for all purposes of this Agreement upon execution and delivery by such Restricted Subsidiary of an Assumption Agreement in the form of Annex I hereto. The execution and delivery of such Assumption Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Grantor as a party to this Agreement.

(b)                                 The Grantors shall deliver to the Collateral Agent, concurrently with the delivery of financial statements pursuant to Section 4.10 of the Indenture, supplements to Schedule 2 and Schedule 6 to this Agreement, in each case as necessary to reflect changes thereto arising after the date hereof, unless otherwise specified herein. Such supplements shall become part of this Agreement as of the date of delivery to the Collateral Agent.

8.14                        Releases.

(a)                                 When all Obligations have been paid in full and no Obligations shall be outstanding, the Collateral shall be automatically released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall promptly deliver to such Grantor any Collateral held by the Collateral Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination. The Liens securing the Notes Obligations will be released, in whole or in part, as provided in Section 11.02 and Section 11.07 of the Indenture. The Liens securing Additional Pari Passu Liens Obligations of any series will be released, in whole or in part, as provided in the Additional Pari Passu Agreement governing such obligations.

(b)                                 At any time that a Grantor desires that the Collateral Agent take any action to acknowledge or give effect to any release of Collateral pursuant to the foregoing Section 8.13(a), such Grantor shall deliver to the Collateral Agent (and the relevant subagent, if any, designated hereunder) a certificate signed by an officer of such Grantor stating that the release of the respective Collateral is permitted pursuant to such Section 8.13(a) and such other certifications relating to such release that the Collateral Agent may reasonably request, upon which the Collateral Agent may conclusively rely. The Collateral Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral in accordance with, or which the Collateral Agent believes to be in accordance with, this Section 8.14.

8.15                        Additional Pari Passu Lien Obligations. On or after the Issue Date, the Issuer may from time to time designate additional obligations as Additional Pari Passu Lien Obligations by delivering to the Collateral Agent, the Trustee and each Additional Pari Passu Agent (a) an Officer’s certificate signed by the chief financial officer of the Issuer (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as “Permitted Additional Pari Passu Obligations” for purposes of the Indenture and “Additional Pari Passu Lien Obligations” for purposes hereof and certifying that such designation does not violate the terms of the Indenture and each then extant Additional Pari Passu Agreement (upon which the Collateral Agent may conclusively and exclusively rely), (ii) representing that such designation complies with the terms of the Indenture and each then extant Additional Pari Passu Agreement and (iii) specifying the name and address of the Additional Pari Passu Agent for such obligations (if other than the Trustee) and (b) except in the case of Additional Securities, a fully executed Additional Pari Passu Joinder Agreement (in the form attached as Annex V hereto).(1)

Each Additional Pari Passu Agent agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under this Agreement for the Additional Pari Passu Agent and the holders of such Additional Pari Passu Lien Obligations and as collateral agent for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Additional Pari Passu Lien Obligations, and each Additional Pari Passu Agent agrees to the appointment, and acceptance of the appointment, of the Collateral Agent for the Additional Pari Passu Agent and the holders of such Additional Pari Passu Lien Obligations as set forth in each Additional Pari Passu Joinder Agreement and agrees, on behalf of itself and each Secured Party it represents, to be bound by this Agreement, the other Security Documents and the Intercreditor Agreement. Notwithstanding the delivery of the Additional Pari Passu Joinder Agreement set forth above, the Collateral Agent shall not be obligated to act as Collateral Agent for any New Secured Parties (as such term is defined in Annex V hereto) whatsoever or to execute any document whatsoever (including any agency agreement) if in the sole judgment of the Collateral Agent doing so would impose, purport to impose or might reasonably be expected to impose upon the Collateral Agent any obligation or liability for which the Collateral Agent is not in its sole discretion fully protected. In no event shall the Collateral Agent be subject to any document that it has not executed. The Additional Pari Passu Joinder Agreement shall not be effective until it has been accepted in writing by the Collateral Agent. For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Collateral Agent hereunder, as originally set forth in the Indenture, including, without limitation, its right to be indemnified prior to taking action, shall survive the satisfaction, discharge or termination of the Indenture or earlier termination, resignation or removal of the Trustee, in such capacity, with respect to the holders of the Additional Pari Passu Lien Obligations to the extent the Security Documents remain in force thereafter.

8.16                        The Collateral Agent. The Collateral Agent shall be responsible only for the performance of such duties as are expressly set forth herein and no implied covenants, functions or responsibilities shall be read into this Agreement or otherwise exist against Collateral Agent. The Collateral Agent shall not be responsible for any action taken or not taken by it under this Agreement or with respect to any Security Documents at the request or direction of any Secured Party.

Notwithstanding anything to the contrary herein, the following provisions shall govern the Collateral Agent’s rights, powers, obligations and duties under this Security Agreement:

(1)                  Conditions subject to JPM review and modification.

(a)                                 Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent have any obligation to inquire or investigate as to the correctness, veracity, or content of any instruction pursuant to any other Security Document. In no event shall the Collateral Agent have any liability in respect of any such instruction received by it and relied on with respect to any action or omission taken pursuant thereto.

(b)                                 With respect to the Collateral Agent’s duties under this Agreement or any of the Security Documents, the Collateral Agent may act through its attorneys, accountants, experts and such other professionals as the Collateral Agent deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(c)                                  Neither the Collateral Agent nor any of its experts, officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with this Security Agreement or any of the Security Documents (except for its gross negligence or willful misconduct), or (ii) responsible in any manner for any recitals, statements, representations or warranties (other than its own recitals, statements, representations or warranties) made in this Agreement or any of the other Security Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any of the Security Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the Security Documents or for any failure of the Grantors or any other Person to perform their obligations hereunder and thereunder. The Collateral Agent shall not be under any obligation to any Person to ascertain or to inquire as to (i) the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Security Documents or to inspect the properties, books or records of the Grantors, (ii) whether or not any representation or warranty made by any Person in connection with this Agreement or any Security Documents is true, (iii) the performance by any Person of its obligations under this Agreement or any of the Security Documents or (iv) the breach of or default by any Person of its obligations under this Agreement or any of the Security Documents.

(d)                                 The Collateral Agent shall not be bound to (i) account to any Person for any sum or the profit element of any sum received for its own account; (ii) disclose to any other Person any information relating to the Person if such disclosure would, or might, constitute a breach of any law or regulation or be otherwise actionable at the suit of any Person; (iii) be under any fiduciary duties or obligations other than those for which express provision is made in this Agreement or in any of the other Security Documents to which it is a party; or (iv) be required to take any action that it believes, based on advice of counsel, is in conflict with any applicable law, this Agreement or any of the other Security Documents, or any order of any court or administrative agency;

(e)                                  The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith, except to the extent of the Collateral Agent’s gross negligence or willful misconduct.

(f)                                   The Collateral Agent shall not be responsible for, nor incur any liability with respect to, (i) the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the security interest in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part under this Agreement or any of the other Note Documents, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, (ii) the validity or sufficiency of the Collateral or any agreement or assignment contained therein, (iii) the validity of the title of the Grantors to the Collateral,

(iv) insuring the Collateral or (v) the payment of taxes, charges or assessments upon the Collateral or otherwise as to the maintenance of the Collateral.

(g)                                  Notwithstanding anything in this Agreement or any of the Security Documents to the contrary, (i) in no event shall the Collateral Agent or any officer, director, employee, representative or agent of the Collateral Agent be liable under or in connection with this Agreement or any of the Security Documents for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits or loss of opportunity, whether or not foreseeable, even if the Collateral Agent has been advised of the possibility thereof and regardless of the form of action in which such damages are sought; and (ii) the Collateral Agent shall be afforded all of the rights, powers, immunities and indemnities set forth in this Agreement in all of the other Security Documents to which it is a signatory as if such rights, powers, immunities and indemnities were specifically set out in each such Security Documents. In no event shall the Collateral Agent be obligated to invest any amounts received by it hereunder.

(h)                                 The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any of the other Security Documents (i) if such action would, in the reasonable opinion of the Collateral Agent (which may be based on the opinion of legal counsel), be contrary to applicable law or any of the Security Documents or any other agreement referred to herein or therein, (ii) if such action is not provided for in this Agreement or any of the other Security Documents or the Intercreditor Agreement, the Indenture or any Additional Pari Passu Agreement to which the Collateral Agent is a party, (iii) if, in connection with the taking of any such action hereunder or under any of the Security Documents that would constitute an exercise of remedies hereunder or under any of the Security Documents it shall not first be indemnified to its satisfaction by the Holders against any and all risk of nonpayment, liability and expense that may be incurred by it, its agents or its counsel by reason of taking or continuing to take any such action, or (iv) if, notwithstanding anything to the contrary contained in this Agreement, in connection with the taking of any such action that would constitute a payment due under any agreement or document, it shall not first have received from the Holders or the Grantors funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the other Security Documents in accordance with a request of the requisite percentage of Holders or Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other Holders, Secured Parties and the Trustee.

(i)                                     The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any Default unless and until the Collateral Agent has received a written notice or a certificate from the Grantors stating that a Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement, the Intercreditor Agreement or any of the Security Documents shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement, any of the other Security Documents or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of moneys necessary to perform work or to take the action requested is not reasonably assured to it, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion, including an advance of moneys necessary to take the action requested. The Collateral Agent shall be under no obligation or duty to take any action under this Agreement or any of the other Security Documents or otherwise if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified.

(j)                                    Any corporation into which the Collateral Agent may be merged, or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Collateral Agent shall be a party, shall become a Collateral Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto except for written notice to the other parties hereto.

(k)                                 The Collateral Agent may resign as Collateral Agent at any time upon written notice to the Holders, Trustee and the Grantors and may be removed at any time with or without cause by the holders of a majority in the aggregate principal amount of the outstanding Obligations, with any such resignation or removal to become effective only upon the appointment of a successor Collateral Agent under this Section. If the Collateral Agent shall provide notice of its resignation or be removed as Collateral Agent, then the holders of a majority in the aggregate principal amount of the outstanding Obligations or the Issuer may (and if no such successor shall have been appointed within 45 days of the Collateral Agent’s resignation or removal, the Collateral Agent or the Issuer may) appoint a successor Collateral Agent which successor agent shall, in the case of any appointment by the Collateral Agent, be reasonably acceptable to the holders of a majority in the aggregate principal amount of the outstanding Obligations or shall satisfy the requirements of Section 11.8 of the Indenture, and the former Collateral Agent’s rights, powers and duties as Collateral Agent shall be terminated, without any other or further act or deed on the part of such former Collateral Agent (except that the resigning Collateral Agent shall deliver all Collateral then in its possession to the successor Collateral Agent and shall execute and deliver to the successor Collateral Agent such instruments of assignment and transfer and other similar documents as such successor Collateral Agent shall deem necessary or advisable (at the joint and several expense of the Grantors). After any retiring Collateral Agent’s resignation or removal hereunder as Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. In the event that a successor Collateral Agent is not appointed within the time period specified in this Section 8.17 following the provision of a notice of resignation or removal of the Collateral Agent, the Collateral Agent, the Issuer or any other Secured Party representing at least 10% of the principal amount of the Obligations may petition a court of competent jurisdiction for the appointment of a successor Collateral Agent (at the joint and several expense of the Grantors).

(l)                                     Neither Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it (except as expressly provided herein) and no act by the Collateral Agent hereafter taken, including any review of the Grantors, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party. Each Secured Party will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Grantors. Except for notices, reports and other documents expressly required to be furnished to the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Grantors which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

(m)                             In the event that the Collateral Agent is requested to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, which in the Collateral Agent’s sole discretion may cause the Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent reserves the right to not follow such direction, to resign as Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Agent shall not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. Neither the Trustee nor the Collateral Agent shall be responsible for any loss incurred by the Collateral Agent’s refusal to take actions to acquire title or other actions that may result in it being considered an “owner or operator”.

The Issuer shall indemnify the Collateral Agent (which for purposes of this Section 8.17 shall include its officers, directors, stockholders, employees and agents) against any and all claims, damage, losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Agreement, including the costs and expenses of enforcing this Agreement against the Issuer (including this Section 8.17) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense has been determined in a final non-appealable decision of a court of competent jurisdiction to have been caused by its own gross negligence or willful misconduct. The Collateral Agent shall notify the Issuer promptly of any claim of which a Responsible Officer has received written notice for which it may seek indemnity. Failure by the Collateral Agent to so notify the Issuer shall not relieve the Issuer of their obligations hereunder. The Issuer shall defend the claim and the Collateral Agent shall cooperate in the defense. The Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel only if the defendants in any such action include both the Issuer and the Collateral Agent and the Collateral Agent shall have reasonably concluded that a conflict may arise between the positions of the Issuer and the Collateral Agent in conducting the defense of any such action or that there may be legal defenses available to it which are different from or additional to those available to the Issuer. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The obligations of the Issuer under this Section 8.17 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Collateral Agent.

In addition, and without prejudice to the rights provided to the Collateral Agent under any of the provisions of this Agreement, when the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 8.17 hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.]

8.17                        WAIVER OF JURY TRIAL. EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, EACH OF THE COLLATERAL AGENT AND EACH OTHER SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

8.18                        Force Majeure. The Collateral Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Collateral Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

8.19                        USA PATRIOT ACT.. The parties hereto acknowledge that in order to help the United States government fight the funding of terrorism and money laundering activities, pursuant to Federal regulations that became effective on October 1, 2003 (Section 326 of the USA PATRIOT Act) all financial institutions are required to obtain, verify, record and update information that identifies each person establishing a relationship or opening an account. The parties to this agreement agree that they will provide to the Collateral Agent such information as they may request, from time to time, in order for the Collateral Agent to satisfy the requirements of the USA PATRIOT Act, including but not limited to the name, address, tax identification number and other information that will allow it to identify the individual or entity who is establishing the relationship or opening the account and may also ask for formation documents such as articles of incorporation or other identifying documents to be provided.

8.20                        No Discretion.. Notwithstanding anything else to the contrary herein, whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction, reasonable satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such written instruction, advice or concurrence of the Administrative Agent, as it deems appropriate. This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

8.21                        Concerning the Collateral Agent.. In addition to any rights, privileges, protections, immunities, benefits and indemnities provided to it under this Agreement, the Collateral Agent is also entitled to the rights, privileges, protections, immunities, benefits and indemnities provided to it in its capacity as Trustee under the Indenture.

8.22                        Compliance with Gaming Laws.. Notwithstanding anything to the contrary set forth in this Agreement or any other Security Document, the Collateral Agent, on behalf of the Secured Parties, acknowledges and agrees that:

(a)                                 the Issuer is a licensee or registered holding company under the Gaming Laws applicable in the State of Nevada (“Nevada Gaming Laws”), and as such the pledge, pursuant to this Agreement or any other Security Document, of the Pledged Stock of any entity that is licensed or registered by the Gaming Authorities having jurisdiction in Nevada (the “Nevada Gaming Authorities”) will not be effective without the prior approval of the Nevada Gaming Authorities. Furthermore, no amendment of this Agreement shall be effective until any approvals required from the Nevada Gaming Authorities under the Nevada Gaming Laws have been obtained;

(b)                                 the Collateral Agent (or its custodial agent in the State of Nevada in the event the Collateral Agent does not have an appropriate office within the borders of the State of Nevada (the “Custodial Agent”)) will be required to comply with the conditions, if any, imposed by the Nevada Gaming Authorities in connection with their approval of the pledge granted hereunder. Further, the Collateral Agent or its Custodial Agent shall maintain any certificates evidencing the Pledged Securities at a location in Nevada (notice of which the Collateral Agent or its Custodial Agent shall provide to the Nevada Gaming Authorities (and the Grantor)), and the Collateral Agent or its Custodial Agent shall permit agents or employees of the Nevada Gaming Authorities to inspect such certificates upon request during normal business hours;

(c)                                  no certificates evidencing any Pledged Securities may be delivered to the Collateral Agent (or its Custodial Agent) for the benefit of the Collateral Agent until the approval of the Nevada Gaming Authorities has been obtained; and

(d)                                 neither the Collateral Agent nor any Custodial Agent of the Collateral Agent will be permitted to surrender possession of any Pledged Securities to any person other than any Grantor without the prior approval of the Nevada Gaming Authorities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.

DEUTSCHE BANK TRUST COMPANY
AMERICAS
By: Deutsche Bank National Trust Company

By:	/s/ Wanda Camacho
Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Rodney Gaughan
Name:	RODNEY GAUGHAN
Title:	VICE PRESIDENT

[Signature page to the Collateral Agreement)]

SCIENTIFIC GAMES INTERNATIONAL, INC.,
as Grantor

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President, General Counsel and Secretary

SCIENTIFIC GAMES CORPORATION,
as Grantor and Guarantor

By:	/s/ Robert C. Becker
Name:	Robert C. Becker
Title:	Vice President and Treasurer

[Collateral Agreement]

SG GAMING NORTH AMERICA, INC.

By:	/s/ Robert C. Becker
Name:	Robert C. Becker
Title:	Vice President and Treasurer

BALLY TECHNOLOGIES, INC.

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Secretary

SCIENTIFIC GAMES DISTRIBUTION, LLC
SCIENTIFIC GAMES PRODUCTIONS, LLC

By:	SG Gaming North America, Inc.,
as its Sole Member

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President and Secretary

[Collateral Agreement]

SCIENTIFIC GAMES SA, INC.
LENC-SMITH INC.
WILLIAMS ELECTRONICS GAMES, INC.
WMS FINANCE INC.
WMS INDUSTRIES INC.
WMS INTERNATIONAL HOLDINGS INC.
WMS GAMING INC.

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	General Counsel and Secretary

SCIPLAY INC.
SCIENTIFIC GAMES PRODUCTS, INC.

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President and Secretary

LENC SOFTWARE HOLDINGS LLC
PHANTOM EFX, LLC
WILLIAMS INTERACTIVE LLC

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Manager

MDI ENTERTAINMENT, LLC

By:	Scientific Games International, Inc.,
as its Sole Manager

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President, General Counsel and Secretary

[Collateral Agreement]

SCIENTIFIC GAMES NEW JERSEY, LLC

By:	Scientific Games International, Inc.,
as its Sole Member

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President, General Counsel and Secretary

[Collateral Agreement]

SCIENTIFIC GAMES SA, INC.
LENC-SMITH INC.
WILLIAMS ELECTRONICS GAMES, INC.
WMS FINANCE INC.
WMS INDUSTRIES INC.
WMS INTERNATIONAL HOLDINGS INC.
WMS GAMING INC.

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	General Counsel and Secretary

SCIPLAY INC.
SCIENTIFIC GAMES PRODUCTS, INC.

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President and Secretary

LENC SOFTWARE HOLDINGS LLC
PHANTOM EFX, LLC
WILLIAMS INTERACTIVE LLC

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Manager

MDI ENTERTAINMENT, LLC

By:	Scientific Games International, Inc.,
as its Sole Manager

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President, General Counsel and Secretary

[Collateral Agreement]

SCIENTIFIC GAMES NEW JERSEY, LLC

By:	Scientific Games International, Inc.,
as its Sole Member

By:	/s/ Jack B. Sarno
Name:	Jack B. Sarno
Title:	Vice President, General Counsel and Secretary

[Collateral Agreement]

Annex I to

Collateral Agreement

ASSUMPTION AGREEMENT, dated as of                        , 20    , made by                                       (the “Additional Grantor”), in favor of Deutsche Bank Trust Company Americas, as collateral agent (in such capacity, the “Collateral Agent”) for the banks and other financial institutions or entities (the “Secured Parties”) parties to the Indenture referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Indenture.

W I T N E S S E T H :

WHEREAS, Scientific Games International, Inc., a Delaware corporation (the “Issuer”), Scientific Games Corporation, a Delaware corporation, as parent guarantor (“Holdings”), the subsidiary guarantors party thereto (each individually a “Grantor,” and, together with Holdings, the “Grantors”), and Deutsche Bank Trust Company Americas, a New York Banking Corporation, as trustee, have entered into that certain Indenture, dated as of November 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Indenture”);

WHEREAS, in connection with the Indenture, the Issuer and certain of its Affiliates (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of November 21, 2014 (as amended, supplemented or otherwise modified from time to time, the “Collateral Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;

WHEREAS, the Indenture requires the Additional Grantor to become a party to the Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1.                                Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Guarantor and a Grantor thereunder with the same force and effect as if originally named therein as a Guarantor and a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor and a Grantor thereunder. Without limiting the generality of the foregoing, the Additional Grantor hereby grants and assigns to the Collateral Agent for the benefit of the Secured Parties, a security interest in, all of its right, title and interest in the Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations. Pursuant to any applicable law, each Additional Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Additional Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. Each Additional Grantor authorizes the Collateral Agent to use the collateral description “all assets” or words of similar effect and an indication that after-acquired assets are covered in such financing statements. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Collateral Agreement. The Additional Grantor hereby represents and warrants, to the extent applicable and with respect to itself, that each of the representations and warranties contained in Section 4 of the Collateral Agreement is true and correct on and as of the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

2.                                GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR],
as Grantor and Guarantor

By:
Name:
Title:

2

Annex I-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Annex II to

Collateral Agreement

ACKNOWLEDGMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of November 21, 2014 (the “Agreement”), made by the Grantors parties thereto for the benefit of Deutsche Bank Trust Company Americas, as Collateral Agent. The undersigned agrees for the benefit of the the Collateral Agent and the Secured Parties as follows:

1.                                  The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.                                  The terms of Sections 6.3(c) and 6.8 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.8 of the Agreement.

[NAME OF ISSUER]

By:
Name:
Title:

Address for Notices:

Fax:

Annex III to

Collateral Agreement

[Reserved]

Annex IV to

Collateral Agreement

GLOBAL INTERCOMPANY NOTE

New York, New York

For value received, each of the undersigned listed on the signature pages hereto as a Payor, to the extent a borrower from time to time from any Payee (each, a “Payor”), hereby promises to pay on demand to the order of such other entity listed on the signature pages hereto as a Payee or its assigns (each, a “Payee”), in lawful money of the United States of America (or such other currency as agreed to by any Payor and Payee) in immediately available funds, at such location as the Payee shall from time to time designate, the unpaid principal amount of all loans and advances made by the Payee to the Payor.

Reference is made herein to (i) to the Credit Agreement dated as of October 18, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), among Scientific Games International, Inc., a Delaware corporation (the “Borrower”), Scientific Games Corporation, a Delaware corporation (“Holdings”), the several banks and other financial institutions or entities from time to time parties thereto, as lenders, Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Collateral Agent, Issuing Lender and Swingline Lender, and the other agents, arrangers and bookrunners party thereto (capitalized terms used in this Note but not defined having the meanings assigned to such terms in the Credit Agreement) and (ii) the Indenture dated as of November 21, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture), among Scientific Games International, Inc., a Delaware corporation (the “Issuer”), Scientific Games Corporation, a Delaware corporation, as parent guarantor (“Holdings”), the Subsidiary Guarantors party thereto, Deutsche Bank Trust Company Americas, a New York Banking Corporation, as Trustee and the Collateral Agent (the “Collateral Agent” and together with the Administrative Agent, the “Agents”) (capitalized terms used in this Note but not defined having the meanings assigned to such terms in the Indenture).To the extent the Payee is the (i) the Borrower or any Loan Party or (ii) Issuer or any other Grantor, this Note shall be pledged to the Administrative Agent or Collateral Agent, as applicable, for the benefit of the Secured Parties, by the Payee pursuant to the Collateral Agreement under the Credit Agreement or Indenture, as applicable, as governed by the Intercreditor Agreement. If this Note is so pledged, each Payor hereby acknowledges and agrees that the Agents may exercise all rights provided therein, in accordance with such terms, with respect to this Note.

Each Payee is hereby authorized (but shall not be required) to record all loans and advances, to the extent not otherwise documented, made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Notwithstanding anything in this Note to the contrary, the indebtedness evidenced by this Note owed to a Restricted Subsidiary that is not a Grantor as Payee by Holdings, the Borrower, any Loan Party, the Issuer or any other Grantor, as applicable, as Payor (a “Subordinated Payor”) shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth in clauses (i) and (ii) below and in accordance with the terms of the Credit Agreement or Indenture, as applicable, to all Obligations of such Subordinated Payor under the Credit Agreement or Indenture, as applicable, and the other Security Documents, including, without limitation, under such Subordinated Payor’s guarantee of the Obligations under the Credit Agreement or Indenture, as applicable (such Obligations, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”):

(i)                                  the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to any Subordinated Payor or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of each Subordinated Payor, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before such Payee is entitled to receive (whether directly or indirectly), or make any demands for, any payment on account of this Note and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any payment or distribution to which such Payee would otherwise be entitled (other than debt securities of such Subordinated Payor that are subordinated, to at least the same extent as this Note, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall be made to the holders of Senior Indebtedness.

(ii)                               any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), in respect of this Note shall (despite these subordination provisions) be received by such Payee in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash , such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

To the fullest extent permitted by law, no present or future holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination of this Note by any act or failure to act on the part of any Subordinated Payor or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Each Payee that is a Restricted Subsidiary that is not a Grantor and each Subordinated Payor hereby agree that the subordination of this Note is for the benefit of the Secured Parties, the Secured Parties are obligees under this Note to the same extent as if their names were written herein as such and the Agents may, on behalf of the Secured Parties, proceed to enforce the subordination provisions herein according to the terms of the Intercreditor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between any Payor and any Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest, if any, on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the holders of Senior Indebtedness.

All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

Each Payor hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEWYORK.

[signature page to follow]

SCIENTIFIC GAMES INTERNATIONAL, INC., as Payee and Payor

By:
Name:
Title:

SCIENTIFIC GAMES CORPORATION, as Payee and Payor

By:
Name:
Title:

[ADDITIONAL SUBSIDIARIES OF PARENT], as Payee and Payor

By:
Name:
Title:

Annex V to

Guarantee and Collateral Agreement

[Form of]

ADDITIONAL PARI PASSU JOINDER AGREEMENT

The undersigned is the agent for Persons wishing to become “Secured Parties” (the “New Secured Parties”) under the Collateral Agreement, dated as of November 21, 2014 (as amended and/or supplemented, the “Collateral Agreement” (terms used without definition herein have the meanings assigned to such terms by the Collateral Agreement)) among Scientific Games International, Inc., the other Grantors party thereto and Deutsche Bank Trust Company Americas, as Collateral Agent (the “Agent”) and the other Security Documents.

In consideration of the foregoing, the undersigned hereby:

(i)                                    represents that the Additional Pari Passu Agent has been authorized by the New Secured Parties to become a party to the Collateral Agreement and the other Security Documents on behalf of the New Secured Parties under that [DESCRIBE OPERATIVE AGREEMENT AND NEW SECURED OBLIGATIONS] (the “New Secured Obligations”) and to act as the Additional Pari Passu Agent for the New Secured Parties hereunder;

(ii)                                 acknowledges that the New Secured Parties have received a copy of the Collateral Agreement and the other Security Agreement;

(iii)                              irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Collateral Agreement and the other Security Documents as are delegated to the Agent by the terms thereof, together with all such powers as are reasonably incidental thereto; and

(iv)                             accepts and acknowledges the terms of the Collateral Agreement applicable to it and the New Secured Parties and agrees to serve as Additional Pari Passu Agent for the New Secured Parties with respect to the New Secured Obligations and agrees on its own behalf and on behalf of the New Secured Parties to be bound by the terms of the Collateral Agreement, the other Security Documents, the Intercreditor Agreement, with all the rights and obligations of a Secured Party thereunder and bound by all the provisions thereof as fully as if it had been parties to the Security Documents and the Intercreditor Agreement on the dates thereof.

The name and address of the representative for purposes of Section 8.16 of the Collateral Agreement are as follows:

[name and address of Additional Pari Passu Agent]

IN WITNESS WHEREOF, the undersigned has caused this Additional Pari Passu Joinder Agreement to be duly executed by its authorized officer as of the           day of                     , 20    .

[NAME]

By:
Name:
Title:

AGREED TO AND ACCEPTED:

The Collateral Agent hereby acknowledges its acceptance of this Additional Pari Passu Joinder Agreement and agrees to act as Collateral Agent for the New Secured Parties,

Deutsche Bank Trust Company Americas,

not in its individual capacity but solely as Collateral Agent

By:
Name:
Title: